EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT


                                                         Percentage of
                                   Jurisdiction of      Ownership held
               Subsidiary           Incorporation        by Registrant
               ----------           -------------        -------------

Gallup Federal Savings Bank         United States            100%

The financial statements of the subsidiary of the registrant are consolidated with those of the registrant.